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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) November 16, 2005

                              Neoware Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       000-21240                                         23-2705700
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(Commission File Number)                       (IRS Employer Identification No.)


400 Feheley Drive, King of Prussia, Pennsylvania                      19406
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   (Address of Principal Executive Offices)                         (Zip Code)

                                 (610) 277-8300
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, Neoware Systems, Inc. (the "Company") completed its previously announced merger of a wholly owned subsidiary of the Company with and into Maxspeed Corporation ("Maxspeed"), with Maxspeed surviving as a wholly owned subsidiary of the Company. Maxspeed, a provider of customized thin client solutions, was headquartered in Palo Alto, California, and had research, development and sales offices in Beijing and Shanghai, China. The Merger Agreement contained customary representations, warranties, covenants and indemnifications. As part of the transaction, the Company also entered into noncompetition agreements with two of Maxspeed's shareholders. The purchase price paid was approximately $20,100,000 in cash, reflecting an adjustment based upon cash and working capital excluding cash at closing, and including a hold back of $1,400,000 for restructuring costs. The adjustment is subject to a post-closing review. Maxspeed provided approximately $8,200,000 in cash at closing. In addition to the upfront consideration, the Maxspeed common shareholders will be eligible to receive a potential earnout of up to $4,000,000, based on defined revenues. The consideration was paid with cash on hand. The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Maxspeed. Neither the Company nor any of its affiliates has any material relationship to Maxspeed or any of the shareholders of Maxspeed other than in respect of the Merger Agreement and the transactions contemplated thereby.

The Company announced the signing of the Merger Agreement in a press release on November 17, 2005, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto.

Item 2.01 Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

All required financial statements of Maxspeed will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this report is required to be filed.

(b) Pro Forma financial information.

All required pro forma financial information related to Maxspeed will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this report is required to be filed.

(c) Exhibits. The following documents are filed as exhibits to this report.

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2.1+     Agreement and Plan of Merger (the "Agreement") dated as of October 25,
         2005 by and among Neoware Systems, Inc., Rabbit Corporation, Maxspeed Corporation, and with respect to Section 2.3 and Article VIII only, Wei Ching and Chu Nei, and Wei Ching, as Shareholder Representative. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Merger Agreement identified therein upon request of the Securities and Exchange Commission.

99.1     Press Release dated November 17, 2005.



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+        Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 2005                   Neoware Systems, Inc.
                                            ----------------------
                                            (Registrant)

                                            /s/ Michael Kantrowitz
                                            ------------------------------------
                                            Michael Kantrowitz
                                            Chairman, Chief Executive Officer
                                            and President